Exhibit 99.10



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



The undersigned, Executive Vice President, Finance and Secretary of Jaco Electronics, Inc. (the "Company"), hereby certifies, to the best of my knowledge, that: (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Periodic Report") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purpose.


May 13, 2003
                                         /s/ Jeffrey D. Gash
                                         -------------------
                                         Jeffrey D. Gash
                                         Executive Vice President,
                                         Finance and Secretary
                                         (Principal Financial Officer)